                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant /x/

Check the appropriate box:

/ / Preliminary Proxy Statement       / / Confidential, for Use of the
/x/ Definitive Proxy Statement            Commission Only (as permitted by
/ / Definitive Additional Materials        Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
                (Name of Registrant as Specified in Its Charter)

           KARPUS MANAGEMENT, INC. d/b/a/ KARPUS INVESTMENT MANAGEMENT
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ / Fee computed on table below per Exchange Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Not applicable.
(2) Aggregate number of securities to which transaction applies: Not applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

          (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.

(4) Proposed maximum aggregate value of transaction: Not applicable.
(5) Total fee paid: Not applicable.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:  Not applicable.

      (2) Form, Schedule or Registration Statement No.:  Not applicable.
      (3) Filing Party:  Not applicable.

      (4) Date Filed:  Not applicable.

                       ANNUAL MEETING OF STOCKHOLDERS OF
               BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.

                -----------------------------------------------
                                PROXY STATEMENT
                                       OF
                          KARPUS INVESTMENT MANAGEMENT
                -----------------------------------------------

     This Proxy Statement is furnished in connection with a solicitation of proxies by Karpus Management, Inc. doing business as Karpus Investment Management ("KIM"), to be used at the Annual Meeting of Stockholders of Bull & Bear U.S. Government Securities Fund, Inc. (the "Fund"). After reviewing the proxy statement, PLEASE SIGN AND RETURN THE BLUE PROXY CARD TO GEORGESON & COMPANY, INC., WALL STREET PLAZA, NEW YORK, NY 10005. YOUR VOTE IS CRITICAL. KIM RECOMMENDS THAT YOU VOTE FOR KIM'S PROPOSAL, VOTE TO WITHHOLD AUTHORITY FROM MANAGEMENT'S NOMINEE FOR DIRECTOR, VOTE AGAINST THE INDEPENDENT AUDITORS PROPOSED BY MANAGEMENT AND VOTE AGAINST MANAGEMENT'S PROPOSAL TO CHANGE THE FUND'S NAME.

     The Annual Meeting of Stockholders of the Fund will be held at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, 34th Floor, New York, NY on Friday, December 18, 1998 at 8:00 a.m. (the "Meeting").

     KIM is dissatisfied with years of poor investment management of the Fund by Bull & Bear Advisers, Inc. and poor leadership by the Fund's Board of Directors. The result of this management and leadership has been poor investment performance of the Fund.

     The most recent example of this poor management and leadership is the announcement on August 17, 1998 that the Fund intends to invest up to 35% of its total assets in equity and other securities. KIM, as the largest stockholder of the Fund, opposes the addition of other security types in the Fund and requests that the Fund's other stockholders support its efforts.

     KIM's Proposal. The Investment Management Agreement dated September 12, 1996, as the same may have been amended, extended or restated, between Bull & Bear Advisers, Inc. and Bull & Bear U. S. Government Securities Fund, Inc., shall be terminated promptly following the annual meeting of stockholders of the Fund at which this proposal is approved. KIM urges the stockholders to vote
"FOR " KIM's Proposal.

     Management's Nominee for Director. The Fund's Management has nominated Frederick A. Parker, Jr. as a Class I Director of the Fund. KIM is contesting the re-election of Mr. Parker and is against the continuation of the Board's policies. KIM urges the stockholders to send a strong message to Management that we are dissatisfied with the Board's leadership by "WITHHOLDING AUTHORITY " for Management's nominee.

     Management's Proposed Ratification of Auditors. The Fund's Management has proposed the ratification of the selection of Tait, Weller & Baker as the Fund's independent auditors. KIM urges the stockholders to send a strong message to Management that we are dissatisfied with the Fund's financial management by voting "AGAINST " ratification of the Fund's auditors.

     Management's Proposed Change of the Fund's Name. The Fund's Management has proposed an amendment to the Fund's Articles of Incorporation to change the name of the Fund to Bexil Corporation. KIM urges the stockholders to send a strong message to Management that we are opposed to the investment of as much as 35% of the Fund's assets in equity securities and other securities by voting "AGAINST " the proposed name change.

     This Proxy Statement is furnished in connection with a solicitation of proxies by KIM to be used at the Meeting. Stockholders of record at the close of business on November 18, 1998 (the "Record Date") are entitled to be present and to vote on matters at the Meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Stockholders of the Fund will vote as a single class and will vote separately on each proposal. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If no instructions are given on KIM's blue proxy card, such shares will be voted FOR KIM's Proposal, authority will be WITHHELD from Management's proposed nominee for Director, such shares will be voted AGAINST the proposed ratification of auditors, such shares will be voted

AGAINST the proposed change of the Fund's name, and such shares will be voted on any other matter that may properly come before the Meeting. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by a subsequently dated proxy or by attending the Meeting and voting in person. As of the Record Date, the Fund had 751,368.304 shares of common stock issued and outstanding.

     KIM's clients hold 119,250 shares of the Fund, representing approximately 15.9% of its outstanding shares.

     It is estimated that definitive proxy materials will be mailed to stockholders of record on or about November 20, 1998. The Fund's principal executive offices are located at 11 Hanover Square, New York, NY 10005. COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE FUND AT ITS PRINCIPAL OFFICE OR BY CALLING TOLL-FREE 1-888-847-4200. Bull & Bear Advisers, Inc. (the "Investment Manager"), located at the Fund's principal office, is the Fund's investment manager. KIM is located at 14A Tobey Village Office Park, Pittsford, NY 14534 and any correspondence to KIM should be directed to this address.

EXPLANATION OF KIM'S PROPOSAL

     KIM is proposing the termination of the Investment Management Agreement of the Investment Manager with the Fund due to what KIM believes to be inferior investment performance and uncontrolled expenses. KIM believes that the Fund has generated inadequate investment returns for stockholders. At a Special Meeting of the Stockholders of the Fund held on September 19, 1996, Fund Management recommended the conversion of the Fund from an open-end format to closed-end format. The stockholders subsequently approved this and the Fund began trading in closed-end format on the American Stock Exchange on October 4, 1996. The conversion of the Fund ultimately resulted in the shares trading at a discount to net asset value. As of October 16, 1998, the Fund's shares traded at a 9.11% discount to its current net asset value. This means that shares sold in the market on this date were worth 9.11% less than if the Fund had remained an open-end fund.

     The net asset value of the Fund has seriously under-performed appropriate market indices. As computed on Bloomberg Analytics, the simple price appreciation or depreciation (net change in price) of the NAV of the Fund, which does not include dividends being reinvested, from February 7, 1997 (this is the first reported NAV to Bloomberg) to October 30, 1998 equaled -.08% annual equivalent. (Annual equivalent is the annual representation of a securities yield, which pays interest more than once a year.)

     According to Lipper Analytics, Inc., as reported in "The Wall Street Journal," July 6, 1998 "Quarterly Closed-Ends Funds Review," BBG was identified as one of the worst performing bond funds in its investment category, based on net asset value return for the 1 year period ended June 30, 1998.

     The Fund's net asset value return (with dividends being re-invested in the security) from June 30, 1997 to June 30, 1998 was reported to be 5.40%, which was the last place performance out of 118 closed-end bond funds in "The Wall Street Journal Quarterly Closed-End Funds Review," published on July 6, 1998. (This included categories of U.S. Government Bond Funds, U.S. Mortgage Bond Funds, Investment Grade Bond Funds, Loan Participation Funds, High Yield Bond Funds, and Other Domestic Taxable Bond Funds.)

     From October 4, 1996 through and including October 30, 1998, the trading price of shares of the Fund, have experienced an 8.05% price decline. During such period, the total return of the Fund including dividends being reinvested in shares equaled an annual equivalent of 3.1522%, while the Merrill Lynch 1-10 Year U.S. Government Note and Bond Index generated an annualized return of 8.661%.

     The 8% distribution policy adopted by the Fund is eroding the net asset value of the Fund. The 8% distribution policy pays dividends to the stockholders equal to 2% of the net asset value of the Fund on a quarterly basis, whether or not the Fund earns 2%. This dividend is comprised of any interest and dividends received and, if these are less than 2%, then the balance is return of principal. The Fund is giving stockholders their own money back, which KIM believes gives the illusion of profitable operations. As of June 30, 1998, the Fund had returned to holders $0.42 per share in distributions from paid in capital, i.e., the stockholders' own money.

     Management has announced that it intends to invest up to 35% of the Fund's total assets in equity and other securities. KIM opposes the addition of equity and other securities. If the Fund's Board implements its announced intention to invest in equity and other securities, stockholders should not entrust the Investment Manager to implement such policy, as the Investment Manager has achieved dismal investment results in this area also. According to the Lipper Analytical Services, Inc., published in "The Wall Street Journal" of August 28, 1998, all three of the mutual funds, which are open-end funds, managed by Bull & Bear Group, Inc. (the parent of the Investment Manager) that contain stocks and other investments performed in the bottom 20% for 1 year, 3 year and 5 year periods of time.

     KIM believes that it is in the best interest of the Fund to seek another manager and adviser that ranks in the top quartile of fixed income managers by nationally recognized services. KIM would like the new manager to be responsive to recommendations, such as to open-end the Fund, to merge the Fund with another fund of similar characteristics or to initiate share repurchase programs and tender offers.

     The approval of KIM's Proposal requires the affirmative vote of either of
(a) more than 50% of the Fund's outstanding voting securities or (b) if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy at the Meeting, 67% of such voting securities present.

KIM RECOMMENDS THAT STOCKHOLDERS TERMINATE THE INVESTMENT MANAGEMENT AGREEMENT OF THE INVESTMENT MANAGER OF THE FUND.

                          VOTE "FOR " KIM'S PROPOSAL.

EXPLANATION OF KIM'S OPPOSITION TO MANAGEMENT'S NOMINEE FOR DIRECTOR

     KIM urges a strong message to Management that poor leadership and investment performance are not acceptable.

     As noted above, Lipper Analytics, Inc. has identified BBG as one of the worst performing bond funds in its investment category, based on net asset value return for the 1 year period ended June 30, 1998. The Fund's net asset value has continued to erode in the first nine months of 1998 (ended September 25, 1998) with a total return of 5.89%. The Lehman Aggregate Index (an appropriate benchmark to measure performance) had a total return of 8.32% for the same time period. This comparison is a clear indication of the Fund's poor performance. KIM believes that this inferior return should no longer be acceptable to stockholders.

     KIM believes that the present Board of Directors has acted to entrench itself and the Investment Manager. In September of 1997 the Fund issued a preliminary proxy statement to convert the Fund to a more risky balanced approach. KIM voiced its concerns and disapproval, which resulted in the November 1997 proxy contest to elect five members to the Board of Directors. KIM lost this contest by a narrow margin (261,665.53-262,816.53 for BBG's nominees to 205,281.64 for KIM's nominees).

     KIM has continuously informed the individual Board of Directors of its many concerns involving the Fund, which included performance and expense issues. No positive response has been received.

     The Board of Directors of the Fund has amended the By-Laws twice, as of November 24, 1997 and June 23, 1998, in ways that KIM believes make stockholder proposals and director nominations unnecessarily difficult (e.g., requiring a notice to the Fund within a specified time period substantially in advance of a meeting and requiring detailed information about a proposed nominee and the proposing stockholder). For example, the June 23, 1998, amendment was first made available to the public on August 25, 1998. The deadline for preparing the technical notice necessary to make a stockholder proposal or nominate a director was September 21, 1998.

     These amendments to the By-Laws are consistent with the Board's earlier approval of an amendment to the Fund's Articles of Incorporation, requiring the approval of 80% of all of the Fund's outstanding shares to approve a stockholder proposal that does not have Board approval (the "80% Provision"). Although the Board of Directors has the power and the authority to take these entrenching actions, KIM believes that such actions are contrary to the interests of the stockholders. KIM believes that the Fund's Management is using its power and the stockholders' money to try to silence the voices of the stockholders and to further entrench itself. These actions should not be tolerated by the stockholders.

     KIM's Proposal does not have to comply with the onerous 80% Provision only because the Securities and Exchange Act of 1934, as amended, requires that the Fund's advisory contract be subject to cancellation by a simple majority of stockholders. Thanks to Federal law, the Fund's Management has been unable to further entrench the Investment Manager. Also, as Management's nominee and other proposals were approved by the Board, KIM is allowed to oppose them at its own expense without being blocked by Management's 80% Provision.

     The election of Management's nominee requires the affirmative vote of a plurality of the votes cast at the meeting. KIM believes that Management is engaged in anti-democratic bullying tactics. Although KIM does not believe that Management's nominee will be defeated by withholding authority to vote for him, join KIM in standing against the only nominee for Director that Management wants you to see.

               "WITHHOLD AUTHORITY " WITH RESPECT TO MANAGEMENT'S
                             NOMINEE FOR DIRECTOR.

EXPLANATION OF KIM'S OPPOSITION TO MANAGEMENT'S PROPOSED RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     KIM objects to the high level of the Fund's expenses. The Fund has one of the highest expense ratios in the industry (5.77%, according to the Fund's Annual Report as of June 30, 1998). According to "The Thomas J. Herzfeld 1997-1998 Encyclopedia of Closed-End Funds," the Fund had the 4th highest expense ratio of any fund in Bond Fund Category for the year ended June 30, 1997.

     The Fund's legal expenses alone, for the 12-month period ended June 30, 1998, were $319,621, according to the Fund's Annual Report as of June 30, 1998.

     KIM believes that, if the Fund retains new independent auditors, the Board of Directors would be less likely to approve expenses that are in the interest of Management, rather than the stockholders, such as entrenching amendments to the Articles of Incorporation and By-Laws, expensive state court litigation against stockholders to avoid producing a stockholder list, expensive Federal court litigation against stockholders to assert alleged rights to nominal financial recoveries and expensive proxy fights to elect Management's nominees for Director, including the solicitation of proxies by Federal Express and the soliciting of telephonic proxies. Also, KIM believes that new auditors will encourage Management to furnish additional timely information to stockholders, such as with respect to investments in equity and other securities and the Fund's legal and related expenses that benefit Management.

     The ratification or rejection of Management's proposed selection of independent auditors will be determined by a majority of the votes cast on such proposal.

     Join KIM in sending a message to Management that stockholders are dissatisfied with the Fund's financial management.

   VOTE "AGAINST " THE RATIFICATION OF THE SELECTION OF THE FUND'S AUDITORS.

EXPLANATION OF KIM'S OPPOSITION TO MANAGEMENT'S PROPOSED AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION TO CHANGE THE FUND'S NAME

     KIM does not believe that Management should invest up to 35% of the total assets of the Fund in equity and other securities. KIM believes that Management has consistently recommended changes to the Fund that have been to the detriment of the stockholders. This is the same Management that recommended converting the Fund to closed-end format, which resulted in the shares selling at a discount to the net asset value. Without changing the Fund's fundamental policy of investing in securities backed by the full faith credit of the United States, direct obligations of the United States, Treasury Bills, Notes, Bonds and obligations of certain agencies, such as the Government National Mortgage Association, Management intends to invest up to 35% of the assets of the Fund in equity and other securities without the approval of the stockholders. KIM believes the addition of equity and other securities to the fund is a policy that will not benefit the stockholders.

     Management has proposed a new name for the Fund in conjunction with its intention to invest up to 35% of the Fund's total assets in equity and other securities. Approval of this proposal requires the affirmative vote of a majority of the Fund's outstanding voting securities. Join KIM in sending a message to Management that stockholders want to keep the Fund's current name.

                VOTE "AGAINST " AMENDING THE FUND'S ARTICLES OF
                    INCORPORATION TO CHANGE THE FUND'S NAME.

                             ADDITIONAL INFORMATION

     KIM and the following advisory clients for whom it acts as investment adviser will bear the cost of soliciting proxies: Acra-Local 725 Pension Trust of Dade, Amalgamated Transit Union Local #1342, Cardinal American Corporation, Jeffrey I Cooper, Elderwood Affiliates, Inc. Retirement Plan, Seymour Fisher Marital Tr., Fish Furniture Profit Sharing Tr., Hugh V. Foley, M.D., IRA Rollover, The William and Estelle Golub Foundation, Inc., Hammer Lithograph Corp. Deferred Profit Sharing, Peter Russo, Trustee U/W William Henderson FBO F. Elizabeth, City of Hialeah Police Pension Fd., InterMetro Ind. Corp. Salaried Employees Pension Trust, James E. Morris IRA Rollover, Monro Muffler Brake, Inc. Retirement Plan, Painters Local 150 Annuity Fund, Plumbers & Pipefitters Local 138 Pension Fund, Roman Catholic Diocese of Syracuse, Inc., Sheet Metal Workers Local 46 Annuity Fund., Sheet Metal Workers Local 46 Pension Fund, YWCA of Rochester and Monroe County-Board Designated Fd., YWCA of Rochester & Monroe CountyEndowment Fund, R. M. Blumenberg MD, M.L. Gelfand MD, P.A. Skudder MD Retirement Plan, John W. Brown Jr. IRA Rollover, Gateway-Longview Inc. Asset Management, Golub Corporation Employees Retirement Plan, Bull Bros. Inc. Employees Profit Sharing Plan, James Vazzanna, Patricia Vazanna & Michael Ray as Trustees for Andrew J. Kirch Charitable Remainder Trust U/Paragraph 7th of Will
R. Edward Lodico IRA Rollover, Ronald and Judith Newman, and Siewert Equipment Co. Inc. Deferred Profit Sharing Plan.

     In addition to the use of the mails, proxies may be solicited personally, by telephone or by other means, and such clients may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Solicitations may be made by regular employees of KIM. In addition, KIM has retained Georgeson & Company, Inc., Wall Street Plaza, New York, NY 10005 to solicit proxies on behalf of KIM for a fee estimated at $20,000 plus expenses. Additional costs and expenditures, including fees for attorneys, printing and mailing are anticipated to be approximately $50,000. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the stockholder's identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of an entity) or other identifying information and the number of shares owned and to confirm that the stockholder has received the Fund's Proxy Statement and proxy card in the mail. Within 48 hours of receiving a stockholder's telephonic voting instructions and prior to the Meeting, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder's instructions and to provide a telephone number to call immediately if the stockholder's instructions are not correctly reflected in the confirmation. Stockholders requiring further information with respect to telephonic voting instructions or the proxy generally should contact Georgeson & Co., Inc. toll-free at 1-800-223-2064. KIM intends to seek reimbursement from the Fund to itself and its advisory clients for some or all of their costs of solicitation.

     If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively "abstentions") the Fund's shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue. Abstention, however, will have the affect of a "no" vote for the propose of obtaining requisite approvals for the ratification of the selection of auditors and for amending the Fund's Articles of Incorporation to change the Fund's name.

     Generally, abstentions have the effect of a "no" vote with respect to requirements under the Investment Company Act of 1940, and such action will constitute the presence of such shares for purposes of determining a quorum.

     KIM's Proposal and each of Management's proposals, including the nominee for the Board of Directors are the subject of a proxy contest between KIM and the Fund's Management. Accordingly, KIM believes that brokers may not vote or submit proxies with respect to any of such matters, unless they are so instructed by the beneficial owners or other persons authorized to vote their shares. If a broker believes that it is permitted to vote or submit proxies on specific matters without such instructions, KIM believes that such broker should exercise its discretion not to vote and not to submit any proxies. KIM believes that the stockholders alone should cast or withhold votes on the entire proxy.

     A quorum for the Meeting is constituted by the presence in person or by priority of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposals are not received, the persons names as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes cast, the nature of any further solicitation, and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. A stockholder vote may be taken for one or more of the proposals in this Proxy Statement prior to any adjournment, if sufficient votes have been received for approval.

LITIGATION

     In an action pending before the United States District Court, Southern District, New York, the Fund's Management has alleged that KIM has damaged the Fund's trading market and violated Section 16 (b) of the Securities Exchange Act of 1934 and Rule 106-5 under such Act. KIM has repeatedly and vigorously denied these allegations and is defending this action vigorously. KIM believes that its activities have helped to support the market price of the Fund and have in no manner damaged the Fund's trading market. On the other hand, Management has demanded that KIM sell all of its shares of the Fund during a six month period, without regard to the severe damage to the Fund's market that such sales could cause.

     KIM believes that Management is using this action to force KIM to incur additional expenses, to harass KIM's clients and to discourage KIM from pursuing its rights as a stockholder on behalf of its clients.

     Management refused to provide a list of stockholders to KIM, alleging improper purposes. KIM believes that, as a stockholder of more than 5% of the Fund for more than six months, KIM was entitled to such list under Maryland law. KIM commenced an action in Maryland to obtain the stockholder list and inspect of the books and records of the Fund. Despite an estimated litigation cost of $5-10,000, KIM and the Accounts spent more than $45,000 to attempt to protect their rights. Expecting that continuing such action would cost at least another $30,000, KIM proposed and both parties agreed to a stipulation of voluntary dismissal with prejudice.

     The Board of Directors of the Fund has approved the Fund's legal expenses of $319,621 for the year ended June 30, 1998, according to the Fund's Annual Report as of June 30, 1998. KIM believes that the Fund's legal expenses have substantially increased since such date and that such amounts are outrageous.

ADVANCE NOTICE PROVISION OF THE FUND

     Pursuant to Section 2.11 of the Fund's By-Laws, as amended June 23, 1998 KIM's Proposal is submitted to the Fund for action by the stockholders of the Fund at the Meeting. This submission conforms to the provisions of Section 10.C. of the Investment Management Agreement dated September 12, 1996, between the Fund and Bull & Bear Advisers, Inc. (the "Agreement"), pursuant to Section 15
(a) (3) of the Investment Company Act of 1940, as amended.

     Cede & Co., the nominee of Depository Trust Co. ("DTC") brought this proposal on behalf of its principals, Citibank, N.A. and Chase Manhattan Bank, who have represented to Cede & Co. that they intend, through their customer, KIM, to appear in person or by proxy at the Meeting of the Fund to bring KIM's Proposal before the meeting.

VOTE "FOR " KIM'S PROPOSAL, "WITHHOLD AUTHORITY " WITH RESPECT TO MANAGEMENT'S NOMINEE FOR DIRECTOR, AND VOTE "AGAINST " MANAGEMENT'S PROPOSALS TO RATIFY THE SELECTION OF AUDITORS AND TO CHANGE THE FUND'S NAME.

     PLEASE VOTE THE BLUE PROXY CARD. IF YOU HAVE ANY QUESTIONS OR WISH TO DISCUSS ANY ISSUES WHICH MAY BE OF CONCERN TO YOU, WE URGE YOU TO CONTACT KIM. PLEASE CALL 800-646-4005 ANYTIME BETWEEN 8:30 A.M. AND 5:00 P.M.

     YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOU NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT OUR PROXY SOLICITOR, GEORGESON & CO., INC. AT 800-223-2064.

                         KARPUS MANAGEMENT, INC. D/B/A
                          KARPUS INVESTMENT MANAGEMENT
                         14 A TOBEY VILLAGE OFFICE PARK
                           PITTSFORD, NEW YORK 14534
  THIS PROXY IS SOLICITED ON BEHALF OF KARPUS INVESTMENT MANAGEMENT ("KIM") ON
                    BEHALF OF ITS CLIENTS, AS STOCKHOLDERS.

    The undersigned hereby appoints George W. Karpus and Joel Negrin, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Bull & Bear U.S. Government Securities Fund, Inc. outstanding in the name of the undersigned on November 18, 1998, at the meeting of stockholders to be held on December 18, 1998 or any adjournment(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE "FOR" KIM'S PROPOSAL, TO "WITHHOLD AUTHORITY" FOR MANAGEMENT'S NOMINEE FOR DIRECTOR, "AGAINST" MANAGEMENT'S PROPOSAL TO RATIFY THE SELECTION OF THE FUND'S INDEPENDENT AUDITORS, "AGAINST" MANAGEMENT'S PROPOSAL TO CHANGE THE FUND'S NAME AND IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTIONS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    KIM RECOMMENDS A VOTE "FOR" KIM'S PROPOSAL TO TERMINATE THE INVESTMENT MANAGEMENT AGREEMENT.

    The Investment Management Agreement dated September 12, 1996, as the same may have been amended, extended or restated, between Bull & Bear Advisers, Inc. and Bull & Bear U.S. Government Securities Fund, Inc., shall be terminated promptly following the annual meeting of stockholders of the Fund at which this proposal is approved.

                      / / FOR   / / AGAINST   / / ABSTAIN

    KIM recommends that you vote to "WITHHOLD AUTHORITY" to elect Management's nominee, Frederic A. Parker, Jr., to send a clear message that changes are needed and that you contest the leadership of the Fund's Management.

                        / / FOR   / / WITHHOLD AUTHORITY

             (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

    KIM recommends a vote "AGAINST" the ratification of the selection of Tait, Weller & Baker as the Fund's independent auditors.

                      / / FOR   / / AGAINST   / / ABSTAIN

    KIM recommends a vote "AGAINST" the amendment of the Fund's Articles of Incorporation to change the Fund's name to Bexil Corporation.

                      / / FOR   / / AGAINST   / / ABSTAIN

    Stockholder gives KIM discretion to vote on any other matter that may properly come before the meeting.

                      / / FOR   / / AGAINST   / / ABSTAIN

    This proxy will be voted as indicated, but if no direction is given, this proxy will be voted as KIM recommends.

    Remember -- The last proxy you sign, date and submit will be the proxy that counts for your vote. Make sure that you date this proxy and are voting the way you wish.


                                                    ----------------------------
                                                              Signature
                                                    ----------------------------
                                                    Signature, if held jointly

                                                    Dated:
                                                          --------------- ,1998

                                                    Please sign exactly as name
                                                    appears below. When shares
                                                    are held by joint tenants,
                                                    both should sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian, please
                                                    give full title as such. If
                                                    a corporation, please sign
                                                    in full corporate name by
                                                    president or other
                                                    authorized officer. If a
                                                    partnership, please sign in
                                                    partnership name by
                                                    authorized person.